EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of Multilink Technology Corporation on Form S-8 of our report dated February 14, 2001 (except for Note 15, dated May 31, 2001) appearing in the Form S-1 of Multilink Technology Corporation and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP

Parsippany, New Jersey
August 2, 2001